                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 1999


                                PopMail.com, inc.
             (Exact name of registrant as specified in its charter)



         Minnesota                      0-23243                 31-1487885
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)

4801 West 81st Street, Suite 112, Bloomington, MN                 55437
     (Address of principal executive offices)                  (Zip Code)

          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (612) 837-9917

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Popmail.com, Inc.

         We have audited the accompanying balance sheet of Popmail.com, Inc. (a Delaware corporation and a development stage company) as of December 31, 1998 and 1997, and the related statements of income, stockholders' deficit and cash flows for the year ended December 31, 1998, the month ended December 31, 1997 and for the period from December 2, 1997 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Popmail.com, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998, the month ended December 31, 1997 and for the period from December 2, 1997 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.

                                     /s/ Barry Morgan & Company, P.C.


Dallas, Texas
June 1, 1999

                                POPMAIL.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                             December 31,
                                                         ---------------------   August 31,
                ASSETS                                     1997        1998         1999
                                                         --------   ----------   ----------
                                                                                (unaudited)
CURRENT ASSETS
   Cash                                                  $   --     $   25,253   $   95,021
   Accounts receivable - trade                              1,000       20,681      163,463
   Accounts receivable - affiliate - net of
      reserve of $600,000                                    --           --           --
   Prepaid expenses                                          --          3,250       13,412
                                                         --------   ----------   ----------

                Total current assets                        1,000       49,184      271,896


PROPERTY AND EQUIPMENT
   Computer hardware                                      243,063      723,395      724,248
   Computer software                                       99,856      184,718      184,719
   Furniture and fixtures                                   3,997       52,376       51,127
                                                         --------   ----------   ----------
                                                          346,916      960,489      960,094
   Less accumulated depreciation                              774      131,980      259,791
                                                         --------   ----------   ----------

                                                          346,142      828,509      700,303
OTHER ASSETS
   Domain names - net                                      52,566       25,525       38,715
   Organization costs - net                                 6,523        5,197        5,197
   Deposits                                                  --         11,412         --
                                                         --------   ----------   ----------
                                                           59,089       42,134       43,912
                                                         --------   ----------   ----------

                                                         $406,231   $  919,827   $1,016,111
                                                         ========   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                LIABILITIES AND                                      December 31,
             STOCKHOLDERS' DEFICIT                           --------------------------    August 31,
                                                                1997            1998          1999
                                                             -----------    -----------    -----------
                                                                                           (unaudited)
CURRENT LIABILITIES
   Accounts payable                                          $      --      $   331,283    $   211,729
   Accrued expenses                                                 --           69,027           --
   Note payable - affiliate                                      554,087      3,154,259      5,019,387
                                                             -----------    -----------    -----------

                Total current liabilities                        554,087      3,554,569      5,231,116

COMMITMENTS AND CONTINGENCIES                                       --             --             --

STOCKHOLDERS' DEFICIT
   Class A common stock, $.01 par value, 1,000
     shares authorized, 10 shares issued and
     outstanding
                                                                    --             --             --
   Class B common stock, $.01 par value,
     999,000 shares authorized; 990, 1,990, and
     1,990 shares issued and outstanding at
     December 31, 1997, December 31, 1998 and
     August 31, 1999
                                                                      10             20             20
   Additional paid-in capital                                        990          1,980        251,980
   Retained deficit, including deficit accumulated through
     the development stage of $2,593,334
                                                                (148,856)    (2,636,742)    (4,467,005)
                                                             -----------    -----------    -----------
                                                                (147,856)    (2,634,742)    (4,215,005)
                                                             -----------    -----------    -----------

                                                             $   406,231    $   919,827    $ 1,016,111
                                                             ===========    ===========    ===========

                                POPMAIL.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              STATEMENTS OF INCOME

                                                                    December 2,
                                                                       1997                                       December 2,
                                                                   (inception) to         Eight months                1997
                                       Years ended December 31,     December 31,         ended August 31,       (inception) to
                                      --------------------------                   --------------------------     August 31,
                                         1997           1998            1998          1998           1999            1999
                                      -----------    -----------    -----------    -----------    -----------    -----------
                                                                                   (unaudited)    (unaudited)    (unaudited)
Revenues                              $      --      $    49,235    $    49,235    $     1,024    $    12,518    $    61,753

Selling, general and administrative        17,134      1,953,345      1,970,479        956,995      1,673,551      3,644,030

Research and development                  131,722        378,464        510,186           --             --          510,186
                                      -----------    -----------    -----------    -----------    -----------    -----------
                                          148,856      2,331,809      2,480,665        956,995      1,673,551      4,154,216
                                      -----------    -----------    -----------    -----------    -----------    -----------

         Operating loss                  (148,856)    (2,282,574)    (2,431,430)      (955,971)    (1,661,033)    (4,092,463)

Interest expense                             --         (161,904)      (161,904)      (100,000)      (169,230)      (331,134)
                                      -----------    -----------    -----------    -----------    -----------    -----------

         Net loss                     $  (148,856)   $(2,444,478)   $(2,593,334)   $(1,055,971)   $(1,830,263)   $(4,423,597)
                                      ===========    ===========    ===========    ===========    ===========    ===========

Loss per share                        $   (148.86)   $ (1,923.27)                  $ (1,055.97)   $   (915.13)
                                      ===========    ===========                   ===========    ===========

Weighted average shares outstanding         1,000          1,271                         1,000          2,000

The accompanying notes are an integral part of these financial statements.

                                POPMAIL.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                FOR THE PERIOD FROM DECEMBER 2, 1997 (INCEPTION)
                             THROUGH AUGUST 31, 1999

                                   Common A         Common B
                               ---------------   --------------  Additional
                               Shares   Amount   Shares  Amount   capital     Deficit         Total
                               ------   ------   ------  ------  ---------    -------         -----
Balance at December 2, 1997       --   $   --      --     $10    $   --     $      --      $      --

   Stock issue                    10       --       990    10         990          --            1,000

   Net loss                       --       --      --      --        --        (148,856)      (148,856)
                                  --   --------   -----   ---    --------   -----------    -----------

Balance at December 31, 1997      10       --       990    10         990      (148,856)      (147,856)

   Stock issue                    --       --     1,000    10         990          --            1,000

   Distribution                   --       --      --      --        --         (43,408)       (43,408)

   Net loss                       --       --      --      --        --      (2,444,478)    (2,444,478)
                                  --   --------   -----   ---    --------   -----------    -----------

Balance at December 31, 1998      10       --     1,990    20       1,980    (2,636,742)    (2,634,742)

   Contributions by shareholder
     (unaudited)                  --       --      --      --     250,000          --          250,000

   Net loss (unaudited)           --       --      --      --        --      (1,830,263)    (1,830,263)
                                  --   --------   -----   ---    --------   -----------    -----------

Balance at August 31, 1999
  (unaudited)                     10   $   --     1,990   $20    $251,980   $ 4,467,005    $ 4,215,005
                                  ==   ========   =====   ===    ========   ===========    ===========

The accompanying notes are an integral part of these financial statements.

                                POPMAIL.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                           December 2,
                                                                                               1997
                                                                Years ended December 31,  (inception) to
                                                                ------------------------    December 31,
                                                                   1997         1998           1998
                                                                ---------    -----------    -----------
Cash flows from operating activities:

     Net loss                                                   $(148,856)   $(2,444,478)   $(2,593,334)
     Adjustments to reconcile net income to net cash provided
       by operating activities:
         Depreciation and amortization                             11,398        190,025        201,423
         (Increase) decrease in:
           Accounts receivable                                       --          (18,681)       (18,681)
           Prepaid expenses                                          --           (3,250)        (3,250)
           Other assets                                           (69,713)       (85,272)      (154,985)
         Increase (decrease) in:
           Accounts payable                                          --          331,283        331,283
           Accrued expenses                                          --           69,027         69,027
                                                                ---------    -----------    -----------
              Net cash used by operating activities              (207,171)    (1,961,346)    (2,168,517)
Cash flows from investing activities:
     Purchase of property and equipment                          (346,916)      (613,573)      (960,489)
                                                                ---------    -----------    -----------
              Net cash used by investing activities              (346,916)      (613,573)      (960,489)
Cash flows from financing activities:
     Proceeds from notes payable - affiliate                      554,087      3,150,172      3,704,259
     Payments on note payable - affiliate                            --         (550,000)      (550,000)
                                                                ---------    -----------    -----------
              Net cash provided by financing activities           554,087      2,600,172      3,154,259
              Net increase in cash                                   --           25,253         25,253
Cash at beginning of period                                          --             --             --
                                                                ---------    -----------    -----------
Cash at end of period                                           $    --      $    25,253    $    25,253
                                                                =========    ===========    ===========
Supplemental disclosures
   Noncash distributions to stockholders                        $    --      $    43,408    $    43,408
                                                                ===========  ===========    ===========
   Noncash stock subscriptions                                  $   1,000    $     1,000    $     2,000
                                                                ===========  ===========    ===========
                                                                                                December 2,
                                                                       Eight months                1997
                                                                       ended August 31,       (inception) to
                                                                 --------------------------     August 31,
                                                                     1998           1999          1999
                                                                 -----------    -----------   --------------
                                                                 (unaudited)    (unaudited)    (unaudited)
Cash flows from operating activities:

     Net loss                                                    $(1,055,971)   $(1,830,263)   $(4,423,597)
     Adjustments to reconcile net income to net cash provided
       by operating activities:
         Depreciation and amortization                                87,000        127,811        329,234
         (Increase) decrease in:
           Accounts receivable                                        (3,266)      (142,782)      (161,463)
           Prepaid expenses                                             --          (10,162)       (13,412)
           Other assets                                             (262,736)        (1,778)      (156,763)
         Increase (decrease) in:
           Accounts payable                                          112,101       (119,554)       211,729
           Accrued expenses                                            7,500        (69,027)          --
                                                                 -----------    -----------    -----------
              Net cash used by operating activities               (1,115,372)    (2,045,755)    (4,214,272)
Cash flows from investing activities:
     Purchase of property and equipment                             (363,416)          --         (960,489)
     Proceeds from sale of property and equipment                       --              395            395
                                                                 -----------    -----------    -----------
              Net cash provided by (used by)
                   investing activities                             (363,416)           395       (960,094)
Cash flows from financing activities:
     Proceeds from notes payable - affiliate                       1,478,788      1,865,128      5,569,387
     Payments on note payable - affiliate                               --             --         (550,000)
     Contributions by stockholders                                      --          250,000        250,000
                                                                 -----------    -----------    -----------
              Net cash provided by financing activities            1,478,788      2,115,128      5,269,387
              Net increase in cash                                      --           69,768         95,021
Cash at beginning of period                                             --           25,253           --
                                                                 -----------    -----------    -----------
Cash at end of period                                            $      --      $    95,021    $    95,021
                                                                 ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                                POPMAIL.COM, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE A  -  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Financial Statements as of August 31, 1999, for the eight months ended August 31, 1999 and 1998, and for the period from December 2, 1997 (inception) to August 31, 1999 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the eight months ended August 31, 1999 and 1998 are not necessarily indicative of the results for the full year.

   Nature of Business

   Popmail.com, Inc. (the "Company"), a Delaware Corporation, was incorporated on December 2, 1997. The Company has devoted substantially all of its resources from inception to present to developing and implementing web-based e-mail messaging systems for the radio industry. The Company substantially completed developing its e-mail system in June 1998 and started its first implementation in July 1998. To date the Company has approximately 550 radio stations under contract and has implemented its system in approximately 190 stations.

   The e-mail messaging systems "Popmail" was developed in association with equitymedia.com, an affiliate. Equitymedia.com is the owner of the entire right, title and interest in and to all programs, applications and computer codes, including but not limited to all source and object codes, which relate to or are incorporated in "Popmail". (See note F).

   As of December 31, 1998, the Company had not received any revenue from this service.

   Cash Equivalents

   For the purpose of the statement of cash flows, liquid investments with a maturity of 90 days or less are treated as cash equivalents.

   Income Taxes

   The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income taxes has been included in the accompanying financial statements.

   Property, Equipment and Depreciation

   Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is being provided for by the straight-line method over an estimated useful life of five years. Domain names are amortized over a life of two years. Organization costs are amortized over a five year period.

                                POPMAIL.COM, INC.

NOTE A  -  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -  Continued

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

   Research and Development

   Research and development costs are charged to the statement of operations as incurred. Statement of Financial Accounting Standards Board No. 86 "Accounting for the Costs of Computer Software to be Sold. Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to establishment of technological feasibility.

   Based on the Company's product development process, technological feasibility is established on completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the products are ready for general release have been insignificant. Therefore, all research and development costs have been expensed.

   Concentrations of Credit Rick

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and receivables. The Company places its cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. The Company to date has not generated significant receivables from trade customers.

   Fair Value

   The carrying amounts in the balance sheets for cash, receivables, and notes payable approximate the respective fair values due to the short maturities of those instruments.

   Loss Per Share

   The computation of loss per share is based on the weighted average number of outstanding common shares during the period.

                               POPMAIL.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED


NOTE B  -  NOTE PAYABLE  -  AFFILIATE

   Note payable to affiliate is an 8% demand note payable to an entity controlled by the Company's controlling shareholder. (See note D).


NOTE C  - LEASE COMMITMENTS

   The Company conducts its operations in leased facilities. Rental expense was $46,086 for the year ended December 31, 1998. Minimum future lease payments required under this lease are as follows:

                1999                                                                     $136,944
                2000                                                                      136,944
                2001                                                                      136,944
                                                                                         --------
                                                                                         $410,832
                                                                                         ========

NOTE D  -  RELATED PARTY TRANSACTIONS

   During 1997 and 1998 all of the Company's operations were funded by the Company's controlling shareholder or by companies owned by or under his control. This includes amounts paid by these entities and billed to the Company as well as cash advances made directly to the Company. These advances were typically represented by demand notes payable to these entities. In addition, the Company incurred costs on behalf of these affiliates which were subsequently billed to these entities. At December 31, 1998 all of these amounts were consolidated into one note payable to the principal affiliate. (See note B).

   During 1998 the Company provided product development and other services to an affiliate and billed the affiliate $600,000 for these service. On April 30, 1999 this receivable was written off. This receivable was reserved at December 31, 1998 and for purposes of financial statement presentation, the provision was netted against revenues.

   On December 31, 1998 the Company distributed Domain Names with a book value of $43,408 to its shareholders.

   See also note F.

                               POPMAIL.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

NOTE E  -  COMMON STOCK

   The Company is authorized to issue 1,000,000 shares of common stock of which 1,000 has been designated as Class A and 999,000 has been designated as Class
   B. Class A shares are entitled to one vote per share. Class B shares are non-voting.


NOTE F  -  SUBSEQUENT EVENTS

   On January 1, 1999 the Company entered into a License Agreement with equitymedia.com, an affiliate. The agreement grants the Company the right to use the "Popmail" software in connection with the operation of radio stations in the United States and the right to sub-license "Popmail" in connection with English language radio stations in the United States. The agreement is for a period of one year with successive one-year renewal terms unless terminated by the Company.

   In May 1999 the Company entered into a definitive agreement to merge with Cafe Odyssey, Inc. a public company.

(b)  Pro Forma Financial Information

                    PRO FORMA UNAUDITED FINANCIAL STATEMENTS


The following pro forma unaudited condensed combined financial statements are prepared to reflect the merger effective September 1, 1999 between the Registrant, Popmail.com, Inc. (formerly Cafe Odyssey, Inc.) (Cafe Odyssey) and popmail.com, Inc. (Popmail) accounted for as a purchase. The pro forma unaudited condensed combined financial information consists of pro forma unaudited condensed combined statements of operations for the year ended January 3, 1999 and for the thirty four weeks ended August 29, 1999 and a pro forma unaudited condensed combined balance sheet as of August 29, 1999. The pro forma unaudited condensed combined statements of operations give effect to the merger as if the transaction had occurred on December 29, 1997. The pro forma unaudited condensed combined balance sheet gives effect to the merger as if had occurred on August 29, 1999.

The pro forma unaudited condensed combined financial tatements give effect to certain adjustments, including: (1) the issuance of 2,024 Cafe Odyssey Series D Preferred Shares which are convertible into 8,635,902 Cafe Odyssey common shares; (2) the issuance of a warrant to shareholders of popmail.com, Inc.; (3) the issuance of convertible debt and Series B convertible Preferred Shares as well as proceeds from the exercise of the warrant, used to pay off a portion of the Legacy Maker note payable; (4) and a step-up of net assets and resulting goodwill created by the acquisition as well as related amortization expense.

The periods presented conform to the fiscal year of the registrant.

              PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
                                 AUGUST 29, 1999

                                                  CAFE                          PRO FORMA          PRO FORMA
                                                 ODYSSEY         POPMAIL       ADJUSTMENTS          COMBINED
                                               ------------    ------------    ------------       ------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                    $    952,765    $     95,021       4,950,000 (3)   $  1,528,399
                                                                                 (4,469,387)(4)
  Accounts receivable                                  --           163,463            --              163,463
  Inventories                                       166,827            --              --              166,827
  Other current assets                              383,828          13,412            --              397,240
                                               ------------    ------------    ------------       ------------
     Total current assets                         1,503,420         271,896         480,613          2,255,929

PROPERTY AND EQUIPMENT, NET                      15,080,030         700,303            --           15,780,333

OTHER ASSETS                                      1,028,973          43,912            --            1,072,885

GOODWILL                                               --              --        25,371,510 (1)     29,586,515
                                                                                  4,215,005 (2)

                                               ------------    ------------    ------------       ------------
                                               $ 17,612,423    $  1,016,111    $ 30,067,128       $ 48,695,662
                                               ============    ============    ============       ============

        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term notes payable                     $  1,025,000    $       --      $       --         $  1,025,000
  Accounts payable                                  889,931         211,729            --            1,101,660
  Convertible promissory notes payable              150,000            --         2,000,000 (3)      2,150,000
  Note payable-Legacy Maker                            --         5,019,387      (4,469,387)(4)        550,000
  Current portion of long-term debt                 197,488            --              --              197,488
  Accrued expenses                                  393,902            --              --              393,902
                                               ------------    ------------    ------------       ------------
     Total current liabilities                    2,656,321       5,231,116      (2,469,387)         5,418,050

DEFERRED RENT                                     3,695,607            --              --            3,695,607
LONG-TERM DEBT, less current portion              3,643,694            --              --            3,643,694
                                               ------------    ------------    ------------       ------------
     Total liabilities                            9,995,622       5,231,116      (2,469,387)        12,757,351
                                               ------------    ------------    ------------       ------------

COMMITMENTS AND CONTINGENCIES                          --              --              --                 --

SHAREHOLDERS' EQUITY
  Preferred Stock                                 3,700,000            --         2,200,000 (3)     26,952,554
                                                                                 21,052,554 (1)
  Common stock                                       87,996              20             (20)(2)         92,996
                                                                                      5,000 (3)
  Additional paid-in capital                     24,110,290         251,980       4,318,956 (1)     29,174,246
                                                                                   (251,980)(2)
                                                                                    745,000 (3)
  Less:  common stock subscribed                   (400,000)           --              --             (400,000)
  Accumulated deficit                           (19,881,485)     (4,467,005)      4,467,005 (2)    (19,881,485)
                                               ------------    ------------    ------------       ------------
     Total shareholders' equity                   7,616,801      (4,215,005)     32,536,515         35,938,311
                                               ------------    ------------    ------------       ------------

                                               $ 17,612,423    $  1,016,111    $ 30,067,128       $ 48,695,662
                                               ============    ============    ============       ============

          NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET


(1) Reflects the issuance of additional shares and warrant and transaction expenses to effect the merger as follows:

                                                   Common Stock      Warrant        TOTAL
                                                    -----------    -----------   -----------
Cafe Odyssey Series B preferred stock and warrant
issued                                                    2,024      4,407,098     4,409,122
Price per share/fair value per warrant           a) $      2.34 b) $      0.98
                                                    -----------    -----------   -----------
               Total                             c) $20,242,554    $ 4,318,956   $24,561,510

     Plus transaction expenses                          810,000                      810,000
                                                    -----------    -----------   -----------

                                                    $21,052,554    $ 4,318,956   $25,371,510
                                                    ===========    ===========   ===========

          a) The price per share is based on the closing price of the Cafe Odyssey Common Stock on August 29, 1999. The conversion rate used to convert the Cafe Odyssey Preferred Shares into Common Shares is based on the price of an outstanding common share of Cafe Odyssey on August 29, 1999.

          b) The fair value per warrant was calculated using the Black Scholes option pricing model on the date of grant, August 29, 1999.

          c) The total common stock value reflects the number of outstanding common shares at August 29, 1999 (8,635,902) multiplied by the closing price per common share at August 29, 1999 ($2.34).

(2) Reflects the elimination of the shareholders' equity accounts of Popmail. The increase in goodwill is a result of cost exceeding the identifiable assets acquired of Popmail.

(3) As a condition of the merger, Cafe Odyssey was required to raise enough funds to payoff a portion of the Legacy Maker note payable. The company raised these funds as follows:

Issuance of convertible promissory notes payable                      $ 2,000,000
Issuance of Series D convertible preferred stock                        2,200,000
Proceeds from exercise of warrants                                        750,000
                                                                      -----------
                                                                      $ 4,950,000
                                                                      ===========

(4) Reflects the repayment of outstanding indebtedness to Legacy Maker, Inc. (an affiliate of Popmail)

         PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE THIRTY FOUR WEEKS ENDED AUGUST 29, 1999


                                                        CAFE                         PRO FORMA        PRO FORMA
                                                       ODYSSEY         POPMAIL      ADJUSTMENTS       COMBINED
                                                     ------------    -----------    -----------      -----------
Net Sales                                            $  8,459,030    $    12,518    $      --      $   8,471,548
                                                     ------------    -----------    -----------    -------------
Costs and Expenses:
  Food, beverage and retail costs                       2,170,503           --             --          2,170,503
  Restaurant operating expenses                         5,876,806           --             --          5,876,806
  Depreciation and amortization                           839,296        111,834      6,574,781 (1)    7,525,911
  Pre-opening expenses                                    572,932           --             --            572,932
  Creative                                                   --           67,734           --             67,734
  Sales                                                      --          297,010           --            297,010
  Technical                                                  --          303,750           --            303,750
  General, administrative and development expenses      2,074,778        893,223           --          2,968,001
                                                     ------------    -----------    -----------    -------------
    Total costs and expenses                           11,534,315      1,673,551      6,574,781       19,782,647
                                                     ------------    -----------    -----------    -------------

LOSS FROM OPERATIONS                                   (3,075,285)    (1,661,033)    (6,574,781)     (11,311,099)

INTEREST EXPENSE, net                                    (529,459)      (169,230)          --           (698,689)
                                                     ------------    -----------    -----------    -------------

NET LOSS                                               (3,604,744)    (1,830,263)    (6,574,781)     (12,009,788)

PREFERRED STOCK DIVIDENDS AND ACCRETION                (2,153,846)          --             --         (2,153,846)
                                                     ------------    -----------    -----------    -------------

LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS             $ (5,758,590)   $(1,830,263)   $(6,574,781)   $ (14,163,634)
                                                     ============    ===========    ===========    =============

BASIC AND DILUTED NET LOSS PER SHARE

NET LOSS                                             $      (0.43)          --              --     $       (0.70)

LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS             $      (0.68)          --              --     $       (0.83)

BASIC AND DILUTED WEIGHTED AVERAGE
  OUTSTANDING SHARES                                    8,432,293           --        8,635,902       17,068,195
                                                     ============    ===========    ===========     ============

              PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED JANUARY 3, 1999


                                                                 CAFE                        PRO FORMA      PRO FORMA
                                                               ODYSSEY         POPMAIL      ADJUSTMENTS      COMBINED
                                                             ------------    -----------    -----------    ------------
Net Sales/revenues                                           $  6,932,891    $    49,235    $      --      $  6,982,126
                                                             ------------    -----------    -----------    ------------

Costs and Expenses:
  Food, beverage and retail costs                               1,897,492           --              --        1,897,492
  Restaurant operating expenses                                 5,038,104           --              --        5,038,104
  Depreciation and amortization                                   940,186           --        9,862,172(1)   10,802,358
  Pre-opening expenses                                            732,851           --              --          732,851
  Loss on impairment of restaurant related assets               2,000,000           --              --        2,000,000
  Selling, general, administrative and
    development expenses                                        3,081,213      2,331,809            --        5,413,022
                                                             ------------    -----------    -----------    ------------
    Total costs and expenses                                   13,689,846      2,331,809      9,862,172      25,883,827
                                                             ------------    -----------    -----------    ------------

LOSS FROM OPERATIONS                                           (6,756,955)    (2,282,574)    (9,862,172)    (18,901,701)

OTHER INCOME (EXPENSE):
  Interest expense                                               (130,625)      (161,904)           --         (292,529)
  Interest income                                                 180,999           --              --          180,999
                                                             ------------    -----------    -----------    ------------
    Total other income (expense)                                   50,374       (161,904)           --         (111,530)
                                                             ------------    -----------    -----------    ------------

NET LOSS                                                     $ (6,706,581)   $(2,444,478)   ($9,862,172)   $(19,013,231)
                                                             ============    ===========    ===========    ============

BASIC AND DILUTED NET LOSS PER SHARE                         $      (0.84)                      #DIV/0!    $      (1.14)
                                                             ============    ===========    ===========    ============

BASIC AND DILUTED WEIGHTED AVERAGE
  OUTSTANDING SHARES                                            8,000,131           --        8,635,902      16,636,033
                                                             ============    ===========    ===========    ============

    NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
                   FOR THE YEAR ENDED JANUARY 3, 1999 AND THE
                    THIRTY FOUR WEEKS ENDED AUGUST 29, 1999


The pro forma unaudited condensed combined statements of operations reflect amortization of goodwill associated with the transaction.


(1) Reflects goodwill arising from the Merger of $29,586,515 amortized on a straight-line basis over three years.

(c) EXHIBITS. The following documents are filed as an exhibit to this Form 8-K/A and are incorporated herein by reference:

         Exhibit
         No.      Description

         23.1     Consent of Barry Morgan and Company, P.C.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       POPMAIL.COM, INC.


Date: November 15, 1999                By: Thomas W. Orr
                                           -------------------------------------
                                       Name:    Thomas W. Orr
                                       Title:   Chief Financial Officer